Exhibit 1.2
PRICING AGREEMENT
April 12, 2011
Goldman, Sachs & Co.
200 West Street
New York, NY 10282
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
One Bryant Park
New York, NY 10036
As Representatives of the several
      Underwriters named in Schedule I hereto.
Ladies and Gentlemen:
     Monsanto Company, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated April 12, 2011 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty in Section 2 of the Underwriting Agreement which refers to the Prospectus and the Time of Sale Information shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus and the Time of Sale Information (each as therein defined), and also a representation and warranty of the date of this Pricing Agreement in relation to the Prospectus and the Time of Sale Information relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.
     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II thereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.
     Schedule III hereto sets forth the Free Writing Prospectuses, if any, included in the Time of Sale Information.
     Schedule IV hereto sets forth the Pricing Term Sheet relating to the Designated Securities to be filed pursuant to Rule 433 under the Securities Act.
     If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

2

Very truly yours, Monsanto Company
By:	/s/ Tom D. Hartley
	Name:	Tom D. Hartley
	Title:	Vice President and Treasurer

Accepted as of the date hereof: Goldman, Sachs & Co. Merrill Lynch, Pierce, Fenner & Smith Incorporated
By:	Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.
Name:
Title:

Merrill Lynch, Pierce, Fenner & Smith Incorporated
By:	/s/ Jim Probert
	Name:	Jim Probert
	Title:	Managing Director
On behalf of each of themselves and
each of the other Underwriters

SCHEDULE I

Principal Amount of
Underwriter	Notes due 2016
Goldman, Sach & Co.	$81,000,000
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	81,000,000
Barclays Capital Inc.	37,500,000
Mitsubishi UFJ Securities (USA), Inc.	37,500,000
Citigroup Global Markets Inc.	8,148,000
J.P. Morgan Securities LLC	8,148,000
RBS Securities Inc.	6,471,000
Morgan Stanley & Co. Incorporated	6,471,000
Credit Agricole Securities (USA) Inc.	3,957,000
Mizuho Securities USA Inc.	3,957,000
Rabo Securities USA, Inc.	3,957,000
Wells Fargo Securities, LLC	3,957,000
BNY Mellon Capital Markets, LLC	2,562,000
Fifth Third Securities, Inc.	2,562,000
Santander Investment Securities Inc.	2,562,000
SG Americas Securities, LLC	2,562,000
Standard Chartered Bank	2,562,000
The Williams Capital Group, L.P.	2,562,000
UniCredit Capital Markets LLC	2,562,000

Total	$300,000,000

SCHEDULE II

Title of Designated Securities:	2-3/4% Notes due 2016

Aggregate Principal Amount:	$300,000,000

Price to Public:	99.787% of the principal amount of the Designated Securities, plus accrued interest from April 15, 2011.

Purchase Price by Underwriters:	99.187% of the principal amount of the Designated Securities, plus accrued interest from April 15, 2011.

Form of Designated Securities:	Book-entry only form represented by one or more global securities deposited with The Depository Trust Company or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery.

Maturity:	April 15, 2016

Interest Rate:	2.750%

Interest Payment Dates	April 15 and October 15, commencing October 15, 2011

Record Dates	April 1 and October 1, immediately preceding the Interest Payment Dates

Redemption Provisions:	Make-Whole T+10 basis points

Time of Delivery:	April 15, 2011

Closing Location:	Mayer Brown LLP, 71 S. Wacker, Chicago, IL 60606

Names and Addresses of Designated Representatives	Goldman, Sachs & Co 200 West Street New York, New York 10282 Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, NY 10036

Address for Notices, etc.	Goldman, Sachs & Co
200 West Street
New York, New York 10282
Attention: Registration Department

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, NY 10036
Attention: High Grade Debt Capital Markets Transaction Management
Facsimile: (212) 901-7881

SCHEDULE III
Free Writing Prospectuses included in the Time of Sale Information

SCHEDULE IV
Form for Pricing Term Sheet
$300,000,000
Monsanto Company
2-3/4% Senior Notes due 2016

Issuer:	Monsanto Company
Ratings (Moody’s/S&P/Fitch)*:	A2/A+/A+
Format	SEC Registered
Ranking	Senior Unsecured
Size:	$300,000,000
Trade Date:	April 12, 2011
Settlement Date:	T+3; April 15, 2011
Maturity:	April 15, 2016
Interest Payment Dates:	April 15 and October 15, commencing October 15, 2011
Benchmark Treasury:	UST 2.25% due March 31, 2016
Benchmark Treasury Price and Yield:	100-08; 2.196%
Spread to Benchmark Treasury:	60 basis points
Yield to Maturity:	2.796%
Coupon:	2.750%
Day Count:	30/36
Public Offering Price:	99.787%
Redemption Provisions:	Make-Whole T+10 basis points
Bookrunners:	Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Barclays Capital Inc.
Mitsubishi UFJ Securities (USA), Inc.
Co-Managers:	Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Morgan Stanley & Co. Incorporated
RBS Securities Inc.
Credit Agricole Securities (USA) Inc.
Mizuho Securities USA Inc.
Rabo Securities USA, Inc.
Wells Fargo Securities, LLC
BNY Mellon Capital Markets, LLC
Fifth Third Securities, Inc.
Santander Investment Securities Inc.
SG Americas Securities, LLC
Standard Chartered Bank

The Williams Capital Group, L.P.
UniCredit Capital Markets LLC
CUSIP/ISIN:	611662 BM8 / US611662BM89

*	An explanation of the significance of ratings may be obtained from the rating agencies. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The rating of the notes should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman, Sachs & Co. toll-free at (866) 471-2526 or by email to prospectus-ny@ny.email.gs.com or by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at (800) 294-1322.